SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Basin Water, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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BASIN WATER, INC.

8731 Prestige Court

Rancho Cucamonga, California 91730

www.basinwater.com

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2007 Annual Meeting of Stockholders of Basin Water, Inc. (NASDAQ:BWTR) to be held on Thursday, May 10, 2007 at 10:00 a.m., Pacific Daylight Time, at the Company’s corporate office located at 8731 Prestige Court, Rancho Cucamonga, CA 91730. This is our first stockholders’ meeting since we became a public company after completing our initial public offering in May 2006.

During the Annual Meeting, we will discuss each item of business described in the accompanying Notice of the 2007 Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials, as well as the Annual Report to Stockholders for the fiscal year ended December 31, 2006 included with this Proxy Statement. These materials are first being sent to stockholders on or about April 13, 2007.

I urge you to participate in Basin Water, Inc.’s Annual Meeting of Stockholders by signing, dating and promptly mailing your enclosed proxy card to ensure the presence of a quorum. Your vote is important, whether or not you plan to attend. I hope you will ensure that your shares are represented and voted at the Annual Meeting of Stockholders by completing and returning the enclosed proxy card. If you do attend the Annual Meeting, you will of course have the right to revoke your proxy and vote in person if you so desire. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow the instructions you receive from them to vote your shares.

Thank you for your ongoing support of and continued interest in Basin Water, Inc.

Sincerely,

Peter L. Jensen

Chief Executive Officer and Chairman of the Board

8731 Prestige Court

Rancho Cucamonga, California 91730

8731 Prestige Court

Rancho Cucamonga, California 91730

NOTICE OF THE

2007 ANNUAL MEETING OF STOCKHOLDERS

April 13, 2007

To our Stockholders:

The 2007 Annual Meeting of Stockholders of Basin Water, Inc., a Delaware corporation, will be held on Thursday, May 10, 2007 at 10:00 a.m., Pacific Standard Time, at the Company’s corporate office, located at 8731 Prestige Court, Rancho Cucamonga, California 91730.

Only stockholders of record that owned our common stock at the close of business on April 5, 2007 are entitled to notice of and may vote at this meeting. A list of our stockholders will be available at our principal executive offices at 8731 Prestige Court, Rancho Cucamonga, California, during ordinary business hours for ten days prior to the Annual Meeting of Stockholders. At the meeting, we will consider the following proposals described in detail in the accompanying Proxy Statement:

(1) to elect two Class I directors to hold office for three-year terms expiring at the annual meeting of stockholders to be held in 2010 or until their respective successors are elected and qualified. The Board of Directors has nominated the following persons for election at the meeting: Peter L. Jensen and Keith R. Solar.

(2) to ratify the appointment of Singer Lewak Greenbaum & Goldstein, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

(3) to transact such other business as may properly come before the Annual Meeting and all adjournments or postponements thereof.

References to “Basin Water,” the “Company,” “we,” “us,” or “our” in this notice and the accompanying proxy statement refer to Basin Water, Inc. and its affiliates unless otherwise indicated.

By Order of the Board of Directors

Thomas C. Tekulve

Secretary

YOUR VOTE IS IMPORTANT: Whether or not you plan to attend the Annual Meeting of Stockholders, please cast your vote by (i) dating, signing and promptly mailing the enclosed proxy card in the accompanying postage-paid envelope or (ii) submitting your proxy by telephone or through the Internet, as applicable, to ensure that your shares are represented at the Annual Meeting and to ensure the presence of a quorum. If you attend the meeting, you may revoke your proxy and choose to vote in person even if you have previously voted by phone or via the Internet or sent in your proxy card.

8731 Prestige Court

Rancho Cucamonga, California 91730

PROXY STATEMENT FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why have I received these materials?

A:	The accompanying proxy statement (the “Proxy Statement”), being mailed and made available electronically to stockholders on or about April 13, 2007, is solicited by the Board of Directors (the “Board”) of Basin Water, Inc. in connection with our 2007 Annual Meeting of Stockholders (the “Annual Meeting”) that will take place at 10:00 a.m. Pacific Daylight Time on Thursday, May 10, 2007. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	Who can attend the Annual Meeting?

A:	Our stockholders, Company representatives and guests can attend our Annual Meeting. Admission to the meeting depends on how your stock ownership is recorded. If your stock is held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, please obtain proof of ownership, such as a current brokerage account statement or certification from your broker. If your stock is registered with our transfer agent, American Stock Transfer & Trust Company (the “transfer agent”), all you need is proof of identity; no proof of ownership is needed.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Holders of common stock (“Common Stock”) of Basin Water as of the close of business on April 5, 2007 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 19,907,672 shares of Common Stock outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The presence at the Annual Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders of Basin Water hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the transfer agent, you are considered the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner of Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. Because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting except as noted below under “How can I vote my shares at the Annual Meeting?” Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may be able to vote your shares by telephone or via the Internet as described below under “How do I vote my shares without attending the Annual Meeting?”

Q:	How do I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held beneficially in a street name may be voted in person by you only if you obtain a signed proxy from the record holder (e.g., your broker) giving you the right to vote the shares in person.

Q:	How do I vote my shares without attending the Annual Meeting?

A:	If you complete and properly sign the accompanying proxy card and return it to the transfer agent, it will be voted as you direct. If you are a registered stockholder, follow the instructions included with your proxy card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. A large number of banks and brokerage firms are participating in the ADP Investor Communications Services online program, which provides eligible stockholders who hold their shares in street name to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. For instructions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Mail—Stockholders of record of Basin Water stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Basin Water stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

Q:	Can I change my vote after I return my proxy card?

A:	Yes. If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	delivering written notice of revocation of the proxy to the Secretary of the Company prior to the Annual Meeting;

•	executing and delivering a later dated proxy card to the Secretary of the Company; or

•	attending and voting by ballot in person at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above in “How do I vote my shares in person at the Annual Meeting?” All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Q:	What vote is required to approve each item?

A:	Required Votes: Each outstanding share of Common Stock is entitled to one vote on each proposal at the Annual Meeting.

•

Election of Directors: If there is a quorum at the Annual Meeting, the election of Directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote for the election of Directors. Stockholders do not have cumulative voting rights.

•

Ratification of Independent Auditors: If there is a quorum at the Annual Meeting, this action requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter for approval.

In the election of Directors, you may vote “FOR” all nominees or your vote may be “WITHHELD” with respect to one or more nominee(s). A properly executed proxy marked “ABSTAIN” with respect to any other matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention on any matter other than election of Directors will have the effect of a negative vote on that matter. If you hold your shares in “street name” through a broker or other nominee, shares represented by “broker non-votes” will be counted in determining whether there is a quorum but will not be counted as votes cast on any matter.

Q:	Who is the inspector of elections?

A:	Our Manager of Corporate Administration, Silvia Jardino, will act as Inspector of Elections and oversee the voting results. The Inspector of Elections will also determine the presence of a quorum.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2007.

Q:	How does the Board recommend that I vote?

A:	Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR the Directors’ Proposal No. 1 to elect the two Class I directors, as set forth on page 6 of this Proxy Statement; and

•

FOR the Directors’ Proposal No. 2 for the ratification of the appointment of Singer Lewak Greenbaum & Goldstein, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, as set forth on page 39 of this Proxy Statement.

Q:	Who will bear the expense of soliciting proxies?

A:	We will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees and by a third-party proxy solicitation company.

Q:	What is the deadline for submission of stockholder proposals for the 2008 Annual Meeting?

A:

The rules of the Securities and Exchange Commission (“SEC”) establish the eligibility requirements and the procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Under those rules, proposals submitted for inclusion in Basin Water’s 2008 proxy materials must be received on or before the close of business 120 days prior to April 13, 2008, which is December 15, 2007. Proposals for inclusion in our 2008 proxy materials must comply with the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition to the requirements of the SEC, our Bylaws provide that in order for a proposal to be properly brought before an annual meeting of stockholders, it must be either (1) specified in the notice of the meeting given by us, (2) otherwise brought before the meeting by or at the direction of our Board or (3) properly brought before the meeting by a stockholder entitled to vote at the meeting and who complies with the following notice procedures. For business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing of the business to be brought before such meeting to our Secretary and such business must be a proper matter for stockholder action under the Delaware General Corporation Law. Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the 2008 Annual Meeting of Stockholders is advanced by more than 30 days prior to or more than 60 days after the anniversary of this year’s annual meeting, notice by the stockholder for the 2008 Annual Meeting to be timely must be delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting nor later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the earlier of (1) the day on which notice of the meeting was mailed or (2) the date on which public announcement of the date of such meeting is first made by us. We expect to announce the date of the 2008 Annual Meeting of Stockholders in early 2008.

For any business that a stockholder desires to bring before an annual meeting, the stockholder’s notice must provide a brief description of such business, the text of the proposal or business, the reasons for conducting such business and any material interest in such business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. If a stockholder provides the notice described above, such notice must include the following information and comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to such matters:

•	the name and address of such stockholder, as they appear on Basin Water’s books, and of such beneficial owner,

•	the class and number of shares of Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner,

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a representation that the stockholder is a holder of record of stock of Basin Water entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and

•

a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Basin Water’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Any stockholder who intends to present a proposal at the 2008 Annual Meeting of Stockholders must send the proposal via standard mail, overnight delivery or other courier service, to Basin Water, Inc., 8731 Prestige Court, Rancho Cucamonga, California 91730, Attention: Secretary.

Q:	Where can I find more information about Basin Water?

A:

We maintain a corporate website at www.basinwater.com, and stockholders can find additional information about the Company through the Investor Relations page of its website. Visitors to the Investor Relations section of the website can view and print copies of our SEC filings, including Forms 10-K, 10-Q and 8-K, as soon as reasonably practicable after those filings are made with the SEC. Copies of the charters for each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, our

Corporate Governance Guidelines and our Code of Business Conduct and Ethics, are all available through our website. Alternatively, stockholders may obtain, without charge, copies of all of these documents by writing to Investor Relations at the Company’s headquarters. Please note that the information contained on our website is not incorporated by reference in, nor considered to be a part of, this document.

Q:	What documents are not incorporated by reference?

A:	The Compensation Committee Report and the Audit Committee Report are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent that we specifically incorporate such information by reference.

PROPOSAL 1—ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

General Information

We have a classified Board of Directors currently consisting of seven members, six of whom are non-employee directors, divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year staggered terms that expire in successive years. The terms of the Class I Directors will expire at the upcoming Annual Meeting. The Board has nominated Peter L. Jensen and Keith R. Solar for election as Class I Directors for three-year terms expiring at the annual meeting of stockholders to be held in 2010 or until their successors are elected and qualified or their earlier death, resignation or removal. The nominees currently serve as Class I Directors. If the nominees decline to serve or become unavailable for any reason, or if any additional vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board may designate.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a quorum is present and voting, the two nominees for Class I Director receiving the highest number of votes will be elected as Class I Directors. Abstentions and broker non-votes have no effect on the result of the vote; however, abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. Beginning on the next page, the principal occupation and certain other information is provided on the nominees and the Directors whose terms of office will continue after the Annual Meeting.

Information Regarding Directors and Nominees

The following table sets forth information regarding our current directors, including the Class I nominees proposed to be elected at this meeting. There are no family relationships between any directors or executive officers of the Company.

Name	Position with our Company	Age	Director Since
Class I directors whose terms will expire in 2007 and who are nominated for election at the 2007 Annual Meeting:

Peter L. Jensen	Chairman of the Board and Chief Executive Officer	56	1999
Keith R. Solar	Director	46	2000

Class II directors whose terms expire in 2008:

Victor J. Fryling	Director	59	2003
Russell C. Ball III	Director	41	2006

Class III directors whose terms expire in 2009:

Roger S. Faubel	Director	58	2007
Scott A. Katzmann	Director	51	2001
Stephen A. Sharpe	Director	55	2007

At the Annual Meeting, the stockholders will vote to elect two Class I Directors, whose terms will expire at our annual meeting of stockholders to be held in 2010, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

The persons named in the enclosed proxy will vote to elect Peter L. Jensen and Keith R. Solar as Class I Directors, unless you withhold the authority of these person to vote for the election of any or all of the nominees by marking the proxy to that effect.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PETER L. JENSEN AND KEITH R. SOLAR AS DIRECTORS TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2010 OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Nominees for Re-election at the 2007 Annual Meeting (Class I)

PETER L. JENSEN has served as our Chief Executive Officer and a director since December 1999, our Chairman of the Board since November 2006 and as our President from December 1999 to October 2006. From 1990 to 1999, Mr. Jensen served as Chairman of the Board of Directors of Western Water Company, a company engaged in the identification, development, transportation, sale and lease of water rights and water. From 1990 to 1997, he also served as President and Chief Executive Officer of Western Water Company. From 1989 to 1990, he served as Chairman of the Board of Directors of Yuba Natural Resources. From 1983 to 1990, Mr. Jensen served as a President of Yuba Natural Resources. Mr. Jensen is a registered professional engineer in California, and holds a B.S. and M.S. in chemical engineering from the Massachusetts Institute of Technology.

KEITH R. SOLAR has served as a director since February 2000 and our Secretary from November 2002 until January 2006. Since February 2000, he has been a partner at the law firm of Alhadeff & Solar, LLP. From 1991 to 2000, he was a partner at the law firm of Alhadeff Cannon Rose Solar & Parks, LLP. Mr. Solar received his A.B. in journalism from Indiana University and his J.D. from the University of the Pacific, McGeorge School of Law. Mr. Solar was previously a member of Class III of the Board, and was reappointed to Class I of the Board in April 2007.

Directors with Terms Expiring at the 2008 Annual Meeting (Class II)

VICTOR J. FRYLING has served as a director since April 2003. Since December 2000, Mr. Fryling has served as a consultant and principal of Integrum Energy Ventures LLC, a management consulting firm. From 1990 to 2000, Mr. Fryling served as a director of CMS Energy Corporation, a provider of natural gas and electricity service. At CMS Energy Corporation, Mr. Fryling also served as its President from 1990 to 2000 and as its Chief Financial Officer and Chief Operating Officer from 1996 to 2000. Mr. Fryling currently serves on the Board of Directors of Renewable Energy Systems Americas. Mr. Fryling received his B.A. in accounting and finance from Wayne State University.

RUSSELL C. BALL III has served as a director since February 2006. Since 1993, Mr. Ball has served as the Chief Executive Officer of Wind River Holdings, L.P., which is a privately owned company providing management services to the interests of the Ball Family Trusts. These interests include several operating companies and various real estate interests. Mr. Ball currently serves as a director for Ascend Acquisition Corporation and United America Indemnity, Ltd. as well as for various private companies affiliated with Wind River Holdings. Mr. Ball received a B.A. in economics from Harvard University and an MBA from Pennsylvania State University.

Directors with Terms Expiring at the 2009 Annual Meeting (Class III)

ROGER S. FAUBEL joined Basin Water as a director in April 2007. In 1997, Mr. Faubel established Faubel Public Affairs and served as its President and CEO for the last 10 years. Prior to that, he served as the Director of Public Affairs for Southern California Edison until his retirement in 1997. He was re-elected in 2002 to the Santa Margarita Water District Board of Directors and is a founding board member of the Urban Water Institute. Mr. Faubel received his B.A. in English literature from the California State University, Fullerton.

SCOTT A. KATZMANN has served as a director since August 2001. Since 1993, he has served as Managing Director at Paramount BioCapital, Inc., an investment banking firm. Prior to joining Paramount, from

1982 to 1993, Mr. Katzmann was at Credit Suisse First Boston where he specialized in the placement of a wide variety of private equity-oriented securities. From 1997 to 1999, Mr. Katzmann served as a director of Western Water Company. Mr. Katzmann received his B.A. in economics from Tulane University and an MBA in finance from the Wharton School at the University of Pennsylvania.

STEPHEN A. SHARPE joined Basin Water as a director in April 2007. Since 2002, Mr. Sharpe has been a consultant and capital markets advisor to many businesses as principal of NP Capital and Energy Partners, LLC. From 1996 to 2002, Mr. Sharpe was Vice President and Principal Financial Officer of Peter Kiewit Sons’, a construction and engineering company. Previously, he was Vice President of U.S. Generating Co., an energy company. Mr. Sharpe has over 15 years of Wall Street capital market experience with Shearson Lehman Brothers, Lloyds Plc, and Chemical Bank. Mr. Sharpe received his B.A. in Economics from Rhodes College and an MBA in finance from Emory University.

Board of Directors Compensation

In connection with our initial public offering, the Board approved, at the recommendation of the Compensation Committee, a compensation program for non-employee directors. The general policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation. Basin Water does not pay employee directors for Board service in addition to their regular employee compensation.

The table below details the compensation earned by Basin Water’s non-employee directors in 2006. Compensation information for Mr. Jensen, our Chief Executive Officer and Chairman of the Board, is reported in the Summary Compensation Table under “Executive Compensation.”

Non-Employee Director	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)(4)
Russell C. Ball III	$13,875	—	—	—	$2,000	$15,875
Victor J. Fryling	$17,625	—	$6,444	—	—	$24,069
Scott A. Katzmann	$12,375	—	$6,444	—	—	$18,819
Keith R. Solar	$16,250	—	$6,444	—	—	$22,694
William D. Watt (5)	$15,251	—	$6,444	—	—	$21,695

(1)	Annual Retainer and Meeting Fees: In 2006, non-employee directors were paid an annual retainer of $15,000 for service on the Board. The chair of the Audit Committee received an annual retainer of $3,600 and the chair of the Compensation and Nominating and Governance Committees received an annual retainer of $3,000. In 2006, these amounts were prorated from the initial public offering date. Board members received a fee of $1,000 for attendance at each Board and committee meeting and $500 for telephonic participation at each Board and committee meeting. Directors that worked on special projects approved by the Board were entitled to $1,000 per day for such services. In addition, our Board had implemented a cap on the amount of compensation which can be received by a director in one year for retainer fees and regularly scheduled meetings of the Board and its committees. A director could not receive more than $50,000 of such compensation in 2006.

(2)	Stock awards and option awards: Equals the accounting charge for compensation expense incurred by the Company in 2006 for restricted stock and stock option awards granted in 2006 and prior years, calculated in accordance with the provisions of SFAS No. 123(R), Share-Based Payment, as described in footnote 15 of our audited financial statements included in the 2006 Annual Report on Form 10-K. At December 31, 2006, our non-employee directors had the following stock option grants: (i) Mr. Ball held no stock options, (ii) Mr. Fryling held options to purchase 48,333 shares of Common Stock, (iii) Mr. Katzmann held options to purchase 40,000 shares of Common Stock, (iv) Mr. Solar held options to purchase 130,000 shares of Common Stock and (v) Mr. Watt (a former director who resigned in November 2006) held options to purchase 20,000 shares of Common Stock.

(3)	All Other Compensation: Consists of fees paid to non-employee directors for special projects approved by the Board.

(4)	Total Compensation: Total compensation reflects the sum of all fees earned, all accounting charges for compensation expense incurred in 2006 for restricted stock and stock option awards and all other compensation paid in 2006.

(5)	Mr. Watt resigned as a director in November 2006.

Upon recommendation of the Compensation Committee and the Nominating and Governance Committee, and after consultation with a compensation consultant, the Board approved the amendment and restatement of the Company’s Director Compensation Policy. The Amended and Restated Director Compensation Policy provides for the following compensation for non-employee directors: (a) an annual retainer of $24,000, (b) Board meeting fees of $1,500 ($750 telephonic), (c) committee meeting fees of $1,000 ($500 telephonic), (d) Audit Committee chair retainer of $6,000, (e) Compensation and Nominating and Governance Committee chair retainers of $4,500, (f) annual stock option grants with face value equal to approximately two times the cash compensation paid to directors and (g) restricted stock grants with face value equal to approximately one and one-half times the cash compensation paid to directors. The policy provides that the option and restricted stock multiples will be determined on an annual basis. The options granted under the Amended and Restated Director Compensation Policy will have an exercise price per share equal to the fair market value of our common stock on the date of grant. The term of each option granted to a non-employee director shall be 10 years.

The options and restricted stock granted to non-employee directors on the date of each annual meeting of our stockholders will vest completely on the first anniversary of the date of grant, subject to the director’s continuing service on the Board on those dates. In the event of a change of control, the options and restricted stock granted to non-employee directors will immediately vest in full. The Amended and Restated Director Compensation Policy became effective March 27, 2007.

Stockholder Communications with the Board of Directors

Stockholders may communicate with any of the Company’s directors, including the chair of any of the committees of the Board or the non-management director as a group by writing to them c/o Secretary, Basin Water, Inc., 8731 Prestige Court, Rancho Cucamonga, California 91730. Please specify to whom your correspondence should be directed. The Secretary will promptly forward all correspondence to the Board or any specific committee member, as indicated in the correspondence, except for junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Basin Water’s Secretary may forward certain correspondence, such as product-related or service-related inquiries, elsewhere within the Company for review and possible response.

STOCK OWNERSHIP

Security Ownership of 5% Holders, Directors, Nominees and Executive Officers

The following table sets forth information with respect to beneficial ownership of Common Stock for (i) those persons known by management of the Company to beneficially own 5% or more of Basin Water Common Stock, (ii) each director and nominee, (iii) the executive officers named in the Summary Compensation Table below (the “Named Executive Officers”) and (iv) all executive officers and directors of the Company as a group. The information for the officers and directors is provided as of March 31, 2007 and the information for 5% or more stockholders is as of the most recent filings with the SEC that were provided to the Company.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned. The number of shares beneficially owned by each person or group as of March 31, 2007 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 31, 2007, including, but not limited to, upon the exercise of options or warrants. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 19,907,672 shares of Common Stock outstanding on March 31, 2007 plus the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 31, 2007. The Company is not aware of any pledge of Common Stock that could result in a change of control of the Company.

	Amount and Nature of Beneficial Ownership
Name	No. of Shares of Common Stock (1)	Percentage of Common Stock Outstanding
5% or Greater Stockholders
Magnetar Capital Partners LP (2)	1,581,258	7.94%
Oppenheimer Capital LLC (3)	1,003,810	5.04%
Named Executive Officers and Directors
Peter L. Jensen (4)	2,630,982	13.22%
Michael M. Stark (5)	200,000	1.00%
Thomas C. Tekulve (6)	224,875	1.12%
Scott A. Katzmann (7)	900,554	4.51%
Keith R. Solar (8)	348,759	1.74%
Victor J. Fryling (9)	128,333	0.64%
Roger S. Faubel	56,550	0.28%
Richard C. Ball III	—	0.00%
Stephen A. Sharpe	—	0.00%
All directors, nominees and executive officers as a group (9 individuals) (10)	4,490,053	22.04%

*	Indicates beneficial ownership of less than one percent of total outstanding Common Stock.

(1)	This column lists voting securities, including shares held of record, shares held by a bank, broker or nominee for the person’s interest, shares held through family trust arrangements, and for executive officers.

(2)

Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007 by Magnetar Capital Partners, LP and certain related entities, reporting shared power to vote or direct the vote over 1,581,258 shares and shared power to dispose or direct the disposition of 1,581,758 shares. The address of Magnetar Capital Partners, LP is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

(3)

Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2007 by Oppenheimer Capital LLC, reporting sole power to vote or direct the vote over 1,003,810 shares and sole power to dispose or direct the disposition of 1,003,810 shares. The address of Oppenheimer Capital LLC is 1345 Avenue of the Americas, 49th Floor, New York, New York 10105.

(4)	Includes 1,095,000 shares held in a voting trust for the benefit of Mr. Jensen’s wife, for which Mr. Jensen serves as trustee, 300,000 shares held by Mr. Jensen and his wife in joint tenancy, and 8,125 shares of restricted stock granted upon the completion of the Company’s initial public offering in May 2006, as to which one-third of the shares will vest on each of the first, second and third anniversaries of the grant date.

(5)	Consists of 200,000 shares of restricted stock granted in October 2006, as to which one-third of the shares will vest on each of the first, second and third anniversaries of the grant date. Mr. Stark is 63 years old.

(6)	Includes options to purchase 220,000 shares of common stock that became fully vested and exercisable upon completion of the Company’s initial public offering in May 2006, and 4,875 shares of restricted stock granted upon the completion of the Company’s initial public offering in May 2006, as to which one-third of the shares will vest on each of the first, second and third anniversaries of the grant date. Mr. Tekulve is 55 years old.

(7)	Includes 40,000 shares which Mr. Katzmann has the right to acquire pursuant to outstanding options that are immediately exercisable. Also includes 26,600 shares held by Mr. Katzmann that are issuable upon exercise of warrants that are immediately exercisable.

(8)	Includes 130,000 shares which Mr. Solar has the right to acquire pursuant to outstanding options that are immediately exercisable and 500 shares held in Mr. Solar’s 401(k) retirement plan.

(9)	Includes 48,333 shares which Mr. Fryling has the right to acquire pursuant to outstanding options that are immediately exercisable.

(10)	Our directors and officers as a group beneficially own 4,490,053 shares of common stock, which includes 213,000 shares of restricted stock held by our three executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on Basin Water’s review of these forms and written representations from the executive officers and directors, Basin Water believes that all Section 16(a) filing requirements were met during fiscal year 2006, except for a late Form 4 filing made by Mr. Solar on April 9, 2007 with respect to 500 shares purchased for his 401(k) retirement account on May 12, 2006.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We believe that effective corporate governance is critical to our long-term success and ability to create value for our stockholders. In connection with our initial public offering, or IPO, in May 2006, the Board reviewed our existing corporate governance policies and practices, as well as related provisions of the Sarbanes-Oxley Act of 2002, current and proposed rules of the SEC, and the corporate governance requirements of The Nasdaq Stock Market (“NASDAQ”). Based on its review, the Board has approved charters, policies, procedures and controls that we believe promote and enhance corporate governance, accountability, and responsibility with respect to the Company and a culture of honesty and integrity. Our corporate governance guidelines, code of business conduct and ethics, and the charters for each of our Board committees are available on the Investor Relations section of our website at www.basinwater.com, and are available free of charge upon request to the Company’s Secretary, Basin Water, Inc., 8731 Prestige Court, Rancho Cucamonga, California 91730.

Board Independence

We currently have seven directors. The listing standards of NASDAQ require listed companies to have a board of directors with at least a majority of independent directors. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To assist it in making independence determinations, the Board has adopted independence standards based on NASDAQ rules. Under these standards, a director is not independent if:

•

The director is, or has been within the last three years, an employee of the Company or any of its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of the Company.

•

The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company (other than compensation for Board or committee service, compensation to a family member who is an employee but not an executive officer, or benefits under a tax-qualified retirement plan or non-discretionary compensation).

•

The director is, or has a family member that is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is greater, other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is or has a family member that is a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

On the basis of these standards, the Board has determined that Messrs. Ball, Faubel, Fryling, Sharpe and Solar, who constitute a majority of our seven directors, are independent under the NASDAQ listing standards. The Board also determined that Mr. William D. Watt, who served on the Board from August 31, 2001 until November 2006, was likewise independent under the NASDAQ listing rules. The Board has also determined that each member of the Audit Committee of the Board, other than Mr. Katzmann, qualifies as independent under Rule 10A-3 promulgated under the Exchange Act.

Board Structure and Committee Composition

The Board has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. These committees were established in connection with our IPO process. Each committee consists of three persons, none of whom are employed by us and two of whom, at the present time, are independent under the NASDAQ listing standards. In making an independence determination, the Board considers all relevant facts and circumstances, including any consulting or professional services provided by directors to the Company.

Members of the Audit Committee must also satisfy an additional SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than compensation in their capacity as director, or otherwise be an “affiliated person” of the Company. The Board has determined that Messrs. Ball, Fryling and Sharpe all satisfy the applicable SEC independence requirements.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board held a total of four meetings during 2006. A combined total of 13 Board and committee meetings were held during 2006. The independent directors meet in executive session at meetings of the Board and Audit Committee as necessary. In 2006, the Board held one executive session. The director to preside during the executive session is determined at the beginning of the meeting. In addition, the Board and the Compensation Committee do not discuss or make decisions regarding an executive officer’s compensation in the presence of such executive officer. In addition, in 2006, each director attended at least 75% of the aggregate of:

•	the total number of meetings of the Board (held during the period for which such person served as a director); and

•	the total number of meetings held by all Board committees on which such person served (during the periods that such person served).

Each of the Board committees operates under a written charter adopted by the Board. The Board committee charters are available on our website at www.basinwater.com. The members of the Board committees are identified in the table below.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Non-Employee Directors
Russell C. Ball III	X		X
Roger S. Faubel (1)
Victor J. Fryling	Chair	X
Scott A. Katzmann (1) (2)	X	X	X
Stephen A. Sharpe(2)
Keith R. Solar		Chair	Chair
Employee Directors
Peter L. Jensen
Number of Meetings held in 2006	4	4	1

(1)	Effective April 30, 2007, Mr. Faubel will replace Mr. Katzmann on the Compensation Committee and the Nominating and Governance Committee.

(2)	Effective April 30, 2007, Mr. Sharpe will replace Mr. Katzmann on the Audit Committee.

Audit Committee

The members of the Audit Committee are Messrs. Fryling (Chair), Ball and Katzmann. Mr. Katzmann replaced Mr. Watt on the Audit Committee after Mr. Watt’s resignation from the Board in November 2006. The Board has determined that members of the Audit Committee satisfy the criteria required under applicable SEC and NASDAQ listing standards for financial literacy and that Messrs. Ball and Fryling meet the SEC and NASDAQ standards for independence. The Audit Committee is required to be comprised solely of independent directors under NASDAQ listing standards as of May 11, 2007, one year after the initial listing of the Common Stock on NASDAQ. As of April 30, 2007, Mr. Sharpe will replace Mr. Katzmann as a member of our Audit Committee. The Board has determined that Mr. Sharpe meets the SEC and NASDAQ listing standards for independence and financial literacy. Upon Mr. Sharpe’s appointment to the Audit Committee, all members of the Audit Committee will be independent. On behalf of the Board, the Audit Committee oversees our accounting and financial reporting processes, internal control systems, independent auditor relationships and the audits of our financial statements. Among other matters, the Audit Committee’s responsibilities include the following:

•	selecting and hiring of our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing the design, adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;

•	reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements of accounting matters;

•	reviewing with management and our independent registered public accounting firm the results of our annual and quarterly financial statements;

•	reviewing with management and our independent registered public accounting firm any earnings announcements or other public announcements concerning our operating results; and

•	reviewing and approving any related party transactions.

Audit Committee Financial Expert. The Board has also determined that Mr. Fryling is the “audit committee financial expert” as defined under SEC rules and regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Committee’s report appears on page 41 of this Proxy Statement. The Board has also determined that Mr. Sharpe will qualify as an audit committee financial expert upon his appointment to the Committee on April 30, 2007.

Compensation Committee

The members of the Compensation Committee are Messrs. Solar (Chair), Fryling and Katzmann. Mr. Katzmann replaced Mr. Watt on the Compensation Committee after Mr. Watt’s resignation from the Board in November 2006. The Board has determined that all members are outside independent directors within the meaning of Section 162(m) of the Code, and non-employee, independent directors within the meaning of Rule 16b-3 under the Exchange Act. The Board has determined that Messrs. Fryling and Solar satisfy the criteria required under applicable SEC and NASDAQ listing standards for independence. The Compensation Committee is required to be comprised solely of independent directors under NASDAQ listing standards as of May 11, 2007, one year after initial listing of the Common Stock on NASDAQ. As of April 30, 2007, Mr. Faubel will replace Mr. Katzmann as a member of our Compensation Committee. The Board has determined that Mr. Faubel meets the SEC and NASDAQ listing standards for independence. Upon Mr. Faubel’s appointment to the Compensation Committee, all member of the Compensation Committee will be independent. The Compensation Discussion & Analysis appears on page 20 followed by the Committee’s report on page 26 of this Proxy Statement. On behalf of the Board, the Compensation Committee monitors and assists the Board in determining compensation for our senior management, directors and employees. Among other matters, the Committee’s responsibilities include the following:

•	setting performance goals for our officers and reviewing their performance against these goals;

•	reviewing and recommending compensation and benefit plans for our officers and compensation policies for the Board and members of the Board committees;

•	reviewing the terms of offer letters to and employment agreements and arrangements with our officers;

•	independently assessing external market information on industry compensation practices;

•

reviewing and discussing with the Company’s management the Compensation Discussion and Analysis and determining whether to recommend to the Board that the Compensation Discussion and Analysis be included in our proxy statement and in our annual report on Form 10-K; and

•	producing an annual report on executive compensation for inclusion in our proxy statement.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Messrs. Solar (Chair), Katzmann and Ball. Mr. Ball replaced Mr. Watt on the Nominating and Governance Committee after Mr. Watt’s resignation from the Board in November 2006. Mr. Solar was also appointed chair of the Nominating and Governance Committee upon Mr. Watt’s resignation from the Board. The Board has determined that Messrs. Ball and Solar meet the criteria required under applicable SEC and NASDAQ listing standards for independence. The Nominating and Governance Committee is required to be comprised solely of independent directors under NASDAQ listing standards as of May 11, 2007, one year after initial listing of the Common Stock on NASDAQ. As of April 30, 2007, Mr. Faubel will replace Mr. Katzmann as a member of our Nominating and Governance Committee. The Board has determined that Mr. Faubel meets the SEC and NASDAQ listing standards for independence. Upon Mr. Faubel’s appointment to the Nominating and Governance Committee, all members of the Nominating and Governance Committee will be independent. On behalf of the Board, the Nominating and Governance Committee assists the Board by identifying individuals qualified to become directors consistent with criteria established by the Board. Among other matters, the Committee’s responsibilities include the following:

•	evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to committees of our Board;

•	administering a policy for considering nominees for election to the Board;

•	overseeing our director’s performance and self-evaluation process;

•	developing continuing education programs for the Board;

•	reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes; and

•	reviewing and monitoring compliance with our Code of Business Conduct and Ethics and our insider trading policy.

Selection of Board Nominees

Prior to the IPO, as a privately held company, we informally identified potential candidates for nomination as directors. Generally, Board members have been our officers or other persons who have had significant industry or other relevant experience, and have been known to one or more of our Board members or officers. Following the establishment of our Nominating and Governance Committee, the Nominating and Governance Committee has reviewed the qualifications of potential director candidates in accordance with its charter and our Corporate Governance Guidelines. The Committee’s consideration of a candidate as a director includes assessment of the individual’s understanding of our business, the individual’s professional and educational background, skills, and abilities and potential time commitment and whether such characteristics are consistent with our Corporate Governance Guidelines and other criteria established by the Nominating and Governance Committee from time to time. To provide such a contribution to the Company, a director must generally possess personal and professional integrity, coupled with practical and mature business judgment, as well as one or more of the following:

•	experience in corporate management;

•	experience in the Company’s industry;

•	experience as a board member or officer of another publicly held company; and

•	diversity of expertise and experience in substantive matters related to the Company’s business.

The Nominating and Governance Committee may also adopt such procedures and criteria not inconsistent with our Corporate Governance Guidelines as it considers advisable for the assessment of director candidates. Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Governance Committee does however recognize that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that at least a majority of the members of the Board must meet the definition of “independent director” under the NASDAQ Marketplace rules. The Nominating and Governance Committee also believes it is appropriate for certain key members of the Company’s management (currently our Chief Executive Officer) to participate as members of the Board.

Stockholder Nominations

Pursuant to our Bylaws, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders only (1) by or at the direction of the Board or (2) by a stockholder who is a stockholder of record at the time of the giving of the required notice described below, who is entitled to vote for the election of directors at the meeting, and who complies with the following notice procedures. All nominations, other than those made by or at the direction of the Board, must be made pursuant to timely notice in writing to our Secretary. Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the 2008 Annual Meeting of Stockholders is advanced by more than 30 days prior to or more than 60 days after the anniversary of this year’s annual meeting, notice of nominations by a stockholder for the 2008 Annual Meeting of Stockholders to be timely must be delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting nor later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the earlier of (1) the day on which notice of the meeting was mailed or (2) on which public announcement of the date of such meeting is first made by us. We expect to announce the date of the 2008 Annual Meeting in early 2008.

A stockholder’s notice to our Secretary with respect to persons that the stockholder proposes to directly nominate as a director must set forth (a) as to each individual whom the stockholder proposes to nominate, all information relating to the person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, pursuant to Regulation 14A (or any successor provisions) under the Exchange Act (including their name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by such candidate, and the written consent of the such person to be named in the proxy statement as a nominee and to serve as a director if elected) and (b) as to the stockholder proposing to make such nomination, the same information as is described above with respect to proposals to be made by a stockholder.

The Nominating and Governance Committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Nominating and Governance Committee, c/o Thomas C. Tekulve, Secretary, Basin Water, Inc., 8731 Prestige Court, Rancho Cucamonga, California 91730.

The Nominating and Governance Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. All directors and director nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Fryling, Katzmann, and Solar, none of whom are employees of the Company and of whom Messrs. Fryling and Solar are considered “independent” directors under the applicable NASDAQ rules. There were no interlocks or insider participation between any member of the Board or Compensation Committee and any member of the board of directors or compensation committee of another company. During the year ended December 31, 2006, we paid legal fees and reimbursement of costs in the aggregate amount of approximately $192,000 to Alhadeff & Solar, LLP, a law firm whose partner, Mr. Keith Solar, is one of our directors.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines that we believe reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Nominating and Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available on the Investor Relations section of our website at www.basinwater.com. We will also furnish copies of the guidelines to any person who requests them. Requests for copies should be directed to the Basin Water, Inc., 8731 Prestige Court, Rancho Cucamonga, California 91730, Attention: Secretary.

Among other matters, the guidelines include the following:

•	Membership on the Board will be made of up a majority of independent directors who, at a minimum, meet the criteria for independence required by NASDAQ listing standards.

•	Non-employee directors will meet in executive session without management directors or management present on a regularly schedules basis, but no less than two (2) times a year.

•	The Board and its committees each conduct an annual self-evaluation.

•	Directors are expected to attend all meetings of the Board and of the committees of which they are members.

•	Directors should ensure that the Company’s business is conducted with the highest standards ethical conduct and in conformity with applicable laws and regulations.

•	To effectively discharge their oversight duties, directors have full and free access to our officers and employees.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that complies with the SEC and NASDAQ listing standards and is applicable to all directors, officers and employees of the Company. The Code of Business Conduct and Ethics is available on the Investor Relations section of the Company’s website at www.basinwater.com. The Company intends to post amendments to or waivers, if any, from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors or its chief executive officer, principal financial officer, or principal accounting officer) at this location on its website. Among other matters, this Code of Business Conduct and Ethics is designed to promote:

•	honest and ethical conduct;

•	avoidance of conflicts of interest;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submits to, the SEC and in our other public communications;

•	compliance with applicable governmental laws and regulations and stock exchange rules;

•	prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	accountability for adherence to the code.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

Directors are strongly encouraged to attend our annual meetings of stockholders, and we currently expect all of our directors to be in attendance at the Annual Meeting on May 10, 2007. We did not hold an annual meeting of stockholders in 2006.

Executive Sessions

Following the IPO, we adopted a policy, which is included within our Corporate Governance Guidelines, that the non-management director and the independent directors periodically meet in executive session and that our independent directors will at least once a year schedule an executive session including only independent directors. The sessions are typically scheduled and chaired by the presiding director. The Board had one such executive session in 2006.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions in the year ended December 31, 2006 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, director nominees, executive officers or holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation and employment arrangements described above. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s length transactions. Our Audit Committee charter provides that the Audit Committee reviews and must approve all related party transactions. Based on this review and approval process, the Board then votes to approve or disapprove of a related party transaction.

Subordinated Notes and Warrants Transaction

Mr. Ball is Chief Executive Officer of Wind River Holdings, L.P., which manages trusts that indirectly own a 3.3% partnership interest in The Co-Investment 2000 Fund, L.P., through a one-third ownership interest of the limited partnership interests of Co-Invest Management L.P., which is the general partner of The Co-Investment 2000 Fund, L.P. The Co-Investment 2000 Fund, L.P. acquired $2.25 million of notes, which we refer to as the XACP notes, and warrants to purchase 337,500 shares of our common stock at an exercise price of $5.50 per share and 112,500 shares of common stock at an exercise price of $7.00 per share. During the year ended December 31, 2006, the XACP notes bore interest at an annual fixed rate of 7.0%, and we paid a total of approximately $213,000 in interest on the XACP notes. In May 2006, we repaid all of our indebtedness outstanding under the XACP notes with a portion of the net proceeds of our initial public offering. We have entered into a registration rights agreement with The Co-Investment 2000 Fund, L.P., pursuant to which this fund has registration rights with respect to the common stock issuable upon exercise of their warrants.

Legal Services

We paid legal fees and reimbursement of costs in the aggregate amount of approximately $192,000 in the year ended December 31, 2006 to Alhadeff & Solar, LLP, a law firm whose partner, Keith Solar, is one of our directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Background

The Compensation Committee of the Board (the “Committee”) was formed in 2005 in connection with our IPO process. Prior to that time, the functions now delegated to the Committee were performed by the Board. The Committee is now comprised of independent, outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and independent non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, two of whom also meet the independence requirements of NASDAQ listing standards. The Committee’s written charter can be found on our website at www.basinwater.com.

The Committee has responsibility for the review, evaluation and approval of executive compensation, including the compensation philosophy, policies and plans for our executive officers. The Committee regularly reports to the Board regarding executive compensation matters. In the early part of 2006, the Committee’s activities focused primarily on assessing the appropriate compensation of our executive officers in light of our transition to a public company and in recommending and approving the compensation levels (both cash and equity) for the numerous new employees that were being hired in connection with our rapid growth. In addition, the Committee reviewed and approved our 2006 Equity Incentive Award Plan (the “2006 Plan”), which governs the terms and conditions of grants of equity incentives to our employees, including our executive officers. In the fall of 2006, the Committee also determined the compensation package for our new President and Chief Operating Officer, Michael M. Stark.

In December 2006, the Committee hired Strategic Compensation Planning, Inc. (“SCP”), a Philadelphia-based consulting firm that provides total compensation plan design and program management support. The Committee commissioned SCP to complete a thorough analysis of our past and current compensation practices, to prepare a report which detailed market compensation practices among companies in our industry and to make recommendations regarding our compensation philosophy and policies going forward. The Committee continues to have numerous discussions with SCP and intends to complete its process of instituting formal compensation policies by mid-2007.

The executive compensation program for our executive officers is composed of four basic components tied to performance standards (both objective and subjective) and market practice: (1) base salary, (2) annual cash bonus opportunity, (3) intermediate-term incentive awards in the form of restricted stock and (4) long-term incentive awards in the form of stock options.

Compensation Philosophy

Prior to our May 2006 initial public offering, our compensation philosophy was heavily oriented to long-term incentives in the form of stock option grants. The Committee believed that this would align the interests of employees with long-term shareholder value. Cash compensation—both salary and short-term incentives such as bonuses—tended to be modest, especially in light of our cash position. As we have grown beyond our initial stages of development, and as more top level personnel have joined our management team to develop and grow our business, the composition of our compensation has changed rapidly. Our compensation packages have recently consisted of higher cash components, in addition to long-term and intermediate-term incentive awards.

We believe executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. We also believe that the compensation cost for our employees is an investment in human capital to secure certain knowledge and performance capabilities necessary for our business. To this end, our compensation programs for all employees, including our executive officers, will be designed to: (1) provide a competitive total compensation package, sufficient to attract, motivate and retain high caliber, proven performers, (2) support and recognize attainment of tactical and strategic goals of our organization, (3) align employee compensation with the interests of stockholders and (4) provide retention incentives, securing the services of key contributors to our business over an extended period of time.

The Committee will take into account several factors in determining compensation, including: (1) current market value of a particular position, based on the skills, knowledge, experience and competencies required for the position, (2) internal comparability of a position as compared to other similar positions within the organization, (3) our ability to pay based on current economic and business factors, (4) individual performance within the position and (5) contribution to the financial performance of the employee’s division, or the entire company, as applicable.

Compensation Methodology

The Committee has used and intends to use different methodologies to ensure that our compensation program is accomplishing its goals:

Benchmarking. In assessing the compensation packages for Messrs. Jensen and Tekulve in connection with our IPO, the Committee examined the total compensation paid to executives with similar positions in our peer group of publicly-traded companies in the water supply and service industry. These companies included Calgon Carbon Corporation, Consolidated Water Company, Southwest Water Company, Pure Cycle Corporation and Zenon Environmental, Inc. The Committee determined that the total compensation package for our Chief Executive Officer and Chief Financial Officer should be at approximately the median level compared to these companies. The Committee based this decision on a number of factors: (1) the Company was still in an entrepreneurial growth stage and had not yet obtained the financial performance that had been achieved by its peers, (2) the Company needed to conserve cash to implement its business plan and (3) each of Mr. Jensen and Mr. Tekulve had already received equity compensation which would result in significant current and long-term compensation as a result of our IPO (i.e. Mr. Jensen had a large amount of founder’s stock that was not subject to any vesting restrictions and Mr. Tekulve had received stock option grants that vested immediately upon the completion of our IPO). The Committee recommended a total compensation package (including salary and restricted stock) of $250,000 for Mr. Jensen and $200,000 for Mr. Tekulve.

When determining the compensation package for Mr. Stark, our President and Chief Operating Officer who was hired in October 2006, the Committee also reviewed the compensation package for this position at peer group companies in the water supply and service industry. In addition, the Committee examined Mr. Stark’s qualifications and discussed with compensation consultants and industry insiders the appropriate level of compensation for an individual of Mr. Stark’s experience and industry knowledge. The Committee also examined Mr. Stark’s compensation in his position with his former employer. Finally, based on discussions with management regarding our goals and objectives for future growth and financial performance, the Committee evaluated the Company’s need for this position, and the need for Mr. Stark in particular to fill this position. The Committee determined that in order for the Company to obtain its goal of building a profitable national enterprise with over $100 million in annual revenues, the Company needed to enhance its executive team by adding a high caliber, top performer such as Mr. Stark, who has a proven track record of success in managing operations at a large company in the water supply and service industry.

With respect to future executive officer and senior management positions, based on recommendations from SCP, the Committee expects to examine the median compensation packages paid to these positions at our peer group companies with approximately $100 million in annual revenues and set compensation accordingly in order to be able to maintain our competitiveness in attracting top performing individuals.

Compensation Consultant. In December 2006, the Committee engaged SCP to advise on executive compensation matters. SCP evaluated our current compensation programs and practices and is in the process of developing final recommendations for our compensation policies and practices. SCP has engaged in discussions with members of the Committee and our executive officers to learn about our business, including our historical background, current operating conditions and future directions and strategies, as well as the roles of current projected executive positions in our organization. SCP also discussed the perceptions and expectations of the Committee members and management team members with respect to compensation. In connection with its review, SCP examined pay practice data for selected executive and middle management positions from two survey sources—Watson Wyatt’s 2006/2007 Top Management Comp Calculator and Economic Research Institute’s executive compensation database. Both sources present pay practice information by industry and geography. In addition, SCP reviewed proxy statement information from a number of smaller to mid-sized technology-oriented companies to develop a current sense of program structure and the overall “mix” of compensation, including appropriate levels of salary and short-term, intermediate-term and long-term incentives. In its preliminary report, SCP presented the Committee with tables reflecting median and top quartile base salaries and total annual cash compensation for various positions, as they varied by industry, revenues and geography. The Committee expects to receive SCP’s final report within the next few months and by mid-2007, to implement changes to current executive compensation packages, if necessary, and adopt formal compensation programs and policies for all employees, including executive officers, based on SCP’s recommendations.

Components of Executive Officer Compensation

The Committee believes the most effective executive compensation program aligns the interests of a company’s executives with those of its stockholders. As stated above, the Committee is committed to a strong, positive link between our short-term and long-term objectives and our compensation practices. The executive compensation program for our executive officers is intended to be composed of four basic components tied to performance standards (both objective and subjective) and market practice: (1) base salary, (2) annual cash bonus opportunity, (3) intermediate-term incentive awards in the form of restricted stock and (4) long-term incentive awards in the form of stock options.

Base Salary

Base salary compensation for our executive officers is generally established by the terms of employment agreements between the Company and the executives. The level of base salary is intended to provide appropriate base pay to our executive officers taking into account their responsibilities, level of experience, individual performance and internal equity considerations. The goal for the base salary has traditionally been to compensate employees at the median level for salaries of individuals in comparable positions at peer group companies. As stated above, at and around the time of our IPO, the Committee took into account peer group data, but also considered our position in the marketplace and our stage of growth in determining appropriate base salary compensation for our executive officers. As we have grown and as our goals for growth and market position have become more clear, the Committee has set base salaries comparable to those at more mature peer group companies. In doing so, the Committee has recognized that to attract talented employees from secure positions at other more stable growth companies, we must be able to pay competitive base salaries (while also supplementing the salaries with equity compensation). The Committee is in the process of re-examining current base salary compensation for our executive officers and developing guidelines for determining base salary compensation for non-executive officer management positions. Each of the employment agreements for our executive officers provide for annual salary reviews by the Committee.

Annual Cash Bonus Opportunity

We have not previously had an established cash bonus plan or policy. Prior to our IPO, we had limited amounts of cash, and as a result, we had sparingly used cash bonuses as a form of compensation. In 2006, the Committee awarded a one-time cash bonus of $127,385 to Mr. Jensen in light of the below-market base salary that Mr. Jensen has received since founding the Company in 1999. In 2007, the Committee awarded a one-time cash bonus of $100,000 to Mr. Tekulve in recognition of the significant efforts he made in connection with our IPO in general and in light of his below-market base salary compensation (as compared to the base salary paid to chief financial officers at other public companies in our peer group). Mr. Stark’s employment agreement provides that he is eligible to receive an annual cash bonus equal to between 15% and 75% of his base salary depending on whether we meet certain annual targeted revenue and net income targets set by the Committee. The Committee has not yet set these targets for 2007. In addition, Mr. Stark’s employment agreement provides that he may receive a discretionary bonus of up to 25% of his salary based on factors not related to the achievement of performance targets. In light of his short term of employment in 2006, Mr. Stark did not receive a bonus for that year. As indicated by these provisions in Mr. Stark’s employment agreement, the Committee believes that annual cash bonus compensation should be linked primarily to operating performance. To this end, the Committee is currently working with SCP to develop an annual cash bonus plan which will provide for a bonus pool based on both our financial goals as well as individual performance. Mr. Jensen’s and Mr. Tekulve’s employment agreements provide that they will be eligible to participate in this plan.

Intermediate-Term Incentive Awards. An important component of our executive compensation has been the use of intermediate-term incentive awards in the form of restricted stock. The 2006 Plan authorizes us to grant restricted stock to employees, directors and consultants. The Committee granted each of our executive officers restricted stock as part of their total compensation packages in 2006. The restrictions on these stock awards lapse in three annual installments, beginning with the first anniversary of the respective grant. The Committee believes that these grants are a necessary part of compensation packages because: (1) they provide an incentive for our executives to remain in our employ without the need for a short-term significant increase in our stock price and (2) they retain value despite short-term decreases in our stock price, unlike stock options which lose significant value if our stock price falls below the exercise price. Mr. Stark’s restricted stock grant was a feature of his compensation package that was particularly important in successfully hiring him as part of our executive team. In connection with its discussions with SCP, the Committee is examining guidelines for awarding restricted stock in the future, with restrictions that likely would lapse based not only on time but also our financial performance and/or individual employee performance.

Long-Term Incentive Awards. We expect that stock options will be the primary vehicle for payment of long-term compensation to our executives and non-executive officer management employees over the next several years. Our 2006 Plan authorizes us to grant stock options to employees, directors and consultants. We also have stock options outstanding under our 2001 Stock Option Plan, but we will not be granting additional options under that plan. The Committee believes that stock options are a necessary part of compensation packages granted to executives because: (1) they help attract and retain executives, (2) the value received by the recipient of a stock option is based on the growth of our stock price—thereby creating and enhancing incentives to increase our stock price and maximize shareholder value, and (3) they create a balance with shorter term incentives such as base salary and bonuses and intermediate-term incentives such as restricted stock. The Committee determines the stock option awards to the executive officers and takes into account the recommendations of the Chief Executive Officer in making such decisions.

In determining the number and vesting schedule of stock options granted to new employees, the Committee generally takes into account the individual’s position, scope of responsibility, value of stock options in relation to the other elements of the individual’s total compensation and the need to attract the individual from their current position. Historically, we depended heavily on the use of stock options to attract and retain employees of all different levels as we were in an entrepreneurial growth stage of our development. The Committee also made significant stock option grants in order to recruit key employees in our finance and sales departments, such as our Chief Financial Officer, Director of Finance and Vice President of Sales. The Committee also approved a large stock option grant of 300,000 shares to Mr. Stark, our President and Chief Operating Officer, in order to secure his employment with the Company. In addition to determining the number of stock options to be granted, the Committee assesses the appropriate vesting schedule for these stock options, based not only on time but also on achievement of significant company milestones. For instance, the Committee agreed to accelerated vesting of Mr. Tekulve’s options upon completion of our IPO to reward him for his efforts in connection with that achievement. In addition, Mr. Stark’s stock options vest only when our stock price reaches certain levels: 100,000 shares vest upon our stock price reaching and staying at or above $15.25 for at least 45 consecutive days, 100,000 shares vest upon our stock price reaching and staying at or above $19.00 for at least 45 consecutive days and 100,000 shares vest upon our stock price reaching and staying at or above $23.50 for at least 45 consecutive days. As we grow into a more mature company with stable revenues, we expect that the Committee will use stock options more selectively to attract key individuals to our executive and non-executive management ranks and may base the vesting of these stock options on both time and performance metrics.

For 2006 and continuing thereafter, the Committee has considered and will continue to consider the impact of the requirement under Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123(R)”), that we record in our financial statements the expense incurred when stock options are granted to employees. In addition, the Committee will examine the tax impact on employees and the potential tax deductions to the Company with respect to the exercise of stock option grants. We do not pay or reimburse any executive officer for any taxes due upon exercise of a stock option.

In connection with its discussions with SCP, the Committee is examining guidelines for stock option grants, which may include the establishment of a stock option pool for new employees and a separate stock option pool for annual grants to current employees.

All stock option grants are required to be approved by the Committee. For grants to existing employees under the 2006 Stock Option Plan, the exercise price of the option is set equal to the closing price of our Common Stock on the Nasdaq Global Market on the trading day prior to the date of approval by the Committee. For grants made to new hires, such as our President and Chief Operating Officer, the grant date is determined by the Committee to be the date of the employment agreement or the first day of employment of such new employee, and the exercise price of such new employee’s options is set equal to the closing price of our Common Stock on the trading day prior to the date of the agreement or such first day of employment, respectively. The Committee is currently reviewing stock option grant policies and procedures and expects to make a recommendation to the Board regarding formal adoption of such policies.

Severance Arrangements and Change in Control Payments

We have entered into employment agreements with Messrs. Jensen, Stark and Tekulve. The terms of the employment agreements with each of our executive officers provide each executive with certain severance benefits in the event his employment is terminated by us other than for cause or if the executive resigns with good reason.

The employment agreements with Messrs. Jensen and Tekulve provide that, in the event either executive’s employment is terminated by us other than for cause or if the executive resigns with good reason, he will receive (1) 12 months’ base salary payable in a lump sum, (2) an amount equal to the greater of (a) the executive’s bonus for the year prior to the date of termination or (b) the executive’s target bonus for the year in which the date of termination occurs payable in a lump sum as soon as practicable, (3) 12 months’ healthcare benefits continuation at our expense, and (4) $15,000 towards outplacement services. In the event of Mr. Jensen’s or Mr. Tekulve’s termination by us other than for cause or resignation for good reason within 24 months following a change in control of the Company, the executives will receive the foregoing severance benefits; however, the base salary component will be equal to the executive’s base salary for a period equal to the greater of (a) 12 months or (b) the remaining term of the employment agreement. In addition, upon an executive’s termination without cause or resignation for good reason, all of the executive’s stock awards, and any unvested shares issued upon the exercise of such stock awards, will immediately vest on the date of termination.

The employment agreement with Mr. Stark provides that, in the event his employment is terminated by us other than for cause or if the executive resigns with good reason, he will receive (1) six months’ base salary payable in a lump sum, (2) six months’ healthcare benefits continuation at our expense, and (3) $15,000 towards outplacement services. In the event of Mr. Stark’s termination by us other than for cause or resignation for good reason within 24 months following a change in control of the Company, he will receive the foregoing severance benefits plus an amount equal to the greater of (a) the executive’s bonus for the year prior to the date of termination or (b) the executive’s target bonus for the year in which the date of termination occurs payable in a lump sum as soon as practicable. In addition, upon Mr. Stark’s termination without cause or resignation for good reason within 24 months following a change in control of the Company, all of his stock awards, and any unvested shares issued upon the exercise of such stock awards, will immediately vest on the date of termination.

Each of the employment agreements also provide that, in connection with a change in control of the Company, 100% of the executive’s unvested stock awards, and any unvested shares issued upon the exercise of such stock awards, will immediately become vested. Receipt of any of the severance payments described above is conditioned upon the executive executing a release as well as abiding by customary confidentiality, non-competition and non-solicitation covenants contained in the employment agreement.

We believe that these severance and change in control payment provisions in our executive officer employment agreements are necessary in order for us to provide competitive compensation within our industry and to encourage our executives to remain in our employ.

Perquisites, Personal Benefits and Other Compensation

We do not generally provide significant perquisites or personal benefits to executive officers except as stated below.

In 2006, Mr. Jensen received reimbursement for Company vehicle use, office lease payments, spouse travel, and other expenses in the amount of $43,875. Expenses for spouse travel consist of amounts paid or reimbursed by the Company. Under his employment agreement, Mr. Stark is entitled to (1) long-term disability insurance in an amount equal to 75% of his base salary, up to a maximum of $30,000 per month, (2) life insurance in a face amount equal to three times his annual base salary, and (3) reimbursement of out-of-pocket expenses up to a maximum of $3,000 for a biennial physical examination.

Our executives are eligible to participate in all of our employee benefit plans, including medical, dental, vision, long and short-term disability and life insurance, in each case on the same basis as our other employees.

We have no outstanding loans of any kind to any of our executive officers, and federal law prohibits us from making any new loans to our executive officers.

Pension Plans

We have no pension plans or other defined benefit retirement plans.

Executive Compensation Tax Deductibility

Section 162(m) of the Code and the Omnibus Budget Reconciliation Act of 1993 and regulations adopted thereunder, place limits on deductibility of compensation in excess of $1.0 million paid in any one year to the our chief executive officer and to each of our executive officers unless this compensation qualifies as “performance based.” The non-performance based compensation paid in cash to our executive officers did not exceed the $1.0 million limit per officer in 2006, and the Committee does not anticipate that the non-performance based compensation to be paid in cash to our executive officers will exceed that limit in 2007. Although it will consider the tax implications of its compensation decisions, the Committee believes its primary focus should be to attract, retain, and motivate high caliber executives and to align the executives’ interests with those of our stockholders.

Compensation Committee Report

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference therein.

The Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis (“CD&A”) set forth above. Based on such review and discussion, the Committee has recommended to the Board of the Company that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and this Proxy Statement.

Keith R. Solar (Chair)

Victor J. Fryling

Scott A. Katzmann

April 13, 2007

Summary Compensation Table

The following table and accompanying notes provide information with respect to total compensation earned or paid by the Company to the Principal Executive Officer, Principal Financial Officer and the other most highly compensated executive officer of the Company serving at the end of fiscal 2006 (the “Named Executive Officers”) during fiscal year-end 2006.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(4)	Total ($)
Peter L. Jensen (5)	2006	$152,344	$127,385	$28,188	—	—	$43,875	$351,792
Chairman of the Board & Chief Executive Officer

Michael M. Stark (6)	2006	$63,356	—	$92,777	$19,104	—	—	$175,237
President & Chief Operating Officer

Thomas C. Tekulve (7)	2006	$143,406	$100,000	$15,867	$154,512	—	—	$413,785
Chief Financial Officer, Treasurer, Chief Administrative Officer & Secretary

(1)	Salary includes all regular wages paid to the executive, and any amount which was voluntarily deferred by the executive pursuant to the 401(k) Plan.

(2)	Bonus includes cash compensation paid in 2006 or 2007 for service during 2006.

(3)	Stock awards and option awards equals the accounting charge for compensation expense incurred by the Company in 2006 for restricted stock and stock option awards granted in 2006 and prior years, calculated in accordance with the provisions of SFAS No. 123(R), Share-Based Payment, as described in footnote 15 of our audited financial statements included in the 2006 Annual Report on Form 10-K.

(4)	All other compensation includes: (i) personal use of company vehicles, (ii) office lease payments, (iii) the cost of executive spousal travel expense paid by the Company and (iv) other personal expenses reimbursed or paid by us.

(5)	Mr. Jensen’s annual base salary prior to our initial public offering was $125,000, which was increased to $168,750 after the initial public offering.

(6)	Mr. Stark has been employed as our President and Chief Operating Officer since October 23, 2006. His annual base salary is $325,000.

(7)	Mr. Tekulve’s annual base salary prior to our initial public offering was $125,000, which was increased to $151,250 after the initial public offering. In addition, during 2006, Mr. Tekulve was granted an option to purchase 1.5% of the shares of our BION Basin subsidiary, through which we intend to develop and market the BIONExchange process.

Grant of Plan-Based Awards

The following table and accompanying notes summarize certain information regarding grants of plan-based awards to the Named Executive Officers during 2006. All grants were made under the 2006 Plan.

Name	Grant Date (1)	Date of Authori- zation of Grant (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter L. Jensen	5/11/2006	4/7/2006	—	—	—	—	—	—	8,125	—	—	$135,281
Chairman of the Board & Chief Executive Officer

Michael M. Stark	10/27/2006	10/2/2006	—	—	—	100,000	300,000	300,000	—	—	$8.35	$363,600
President & Chief Operating Officer	10/27/2006	10/2/2006	—	—	—	—	—	—	200,000		—	$1,670,000

Thomas C. Tekulve	5/11/2006	4/7/2006	—	—	—	—	—	—	4,875	—	—	$76,134
Chief Financial Officer, Treasurer, Chief Administrative Officer & Secretary

(1)	The restricted stock grants to Messrs. Jensen and Tekulve were approved by the Compensation Committee on April 7, 2006 and became effective upon the completion of our IPO. The stock option and restricted stock grants to Mr. Stark were approved by the Compensation Committee on October 2, 2006 in connection with the approval of Mr. Stark’s employment agreement, and the grants were effective as of the date of his employment agreement. Pursuant to the terms of Mr. Stark’s employment agreement, the exercise price of the stock options granted to Mr. Stark was set equal to the closing price of our Common Stock on the trading day prior to the date of his employment agreement.

(2)	Mr. Stark was granted an option to purchase 300,000 shares of our Common Stock. The stock option becomes exercisable as follows: 100,000 shares vest upon our stock reaching and staying at or above $15.25 for at least 45 consecutive days, 100,000 shares vest upon our stock price reaching and staying at or above $19.00 for at least 45 consecutive days, and 100,000 shares vest upon our stock price reaching and staying at or above $23.50 for at least 45 consecutive days.

(3)	One-third of the shares of restricted stock will vest and all restrictions will lapse on such portion of shares on each of the first, second and third anniversaries of the grant date. Each of Messrs. Jensen, Stark and Tekulve paid $0.001 per share of restricted stock.

Outstanding Equity Awards at Fiscal Year-End

The following table and accompanying notes summarize certain financial information regarding outstanding equity awards held by the Named Executive Officers at December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter L. Jensen	—	—	—	—	—	8,125	$55,006	—	—
Chairman of the Board & Chief Executive Officer

Michael M. Stark	—	—	300,000	$8.35	10/27/2016	—	—	—	—
President & Chief Operating Officer	—	—	—	—	—	200,000	$1,354,000	—	—

Thomas C. Tekulve	110,000	—	—	$4.00	9/27/2014	—	—	—	—
Chief Financial Officer, Treasurer, Chief Administrative Officer & Secretary	60,000	—	—	$5.00	6/28/2015	—	—	—	—
	50,000	—	—	$5.00	12/20/2015	—	—	—	—
	—	—	—	—	—	4,875	$33,004	—	—

(1)	The stock option becomes exercisable as follows: 100,000 shares vest upon our stock price reaching and staying at or above $15.25 for at least 45 consecutive days, 100,000 shares vest upon our stock price reaching and staying at or above $19.00 for at least 45 consecutive days, and 100,000 shares vest upon our stock price reaching and staying at or above $23.50 for at least 45 consecutive days.

(2)	The expiration date of each option occurs 10 years after the date of grant of such option.

(3)	One-third of the shares of restricted stock will vest and all restrictions will lapse on such portion of shares on each of the first, second and third anniversaries of the grant date.

(4)	Based on the closing price of our Common Stock on December 29, 2006 of $6.77 per share

Options Exercised and Stock Vested

The following table provides information about stock option exercises and the vesting of restricted stock by the Named Executive Officers during fiscal year-end 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Peter L. Jensen	90,000	$593,100	—	—
Chairman of the Board & Chief Executive Officer

Michael M. Stark	—	—	—	—
President & Chief Operating Officer

Thomas C. Tekulve	—	—	—	—
Chief Financial Officer, Treasurer, Chief Administrative Officer & Secretary

(1)	Mr. Jensen exercised his stock option on August 18, 2006. The closing price of our Common Stock on such date was $7.51 per share.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2006, concerning shares of Common Stock authorized for issuance under all of the Company’s equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	1,338,083		$4.82		1,933,000	(3)
Equity compensation plans not approved by stockholders	190,000		$4.00		—

Total equity compensation plans	1,528,083	(1)	$4.72	(2)	1,933,000	(4)

(1)	As of December 31, 2006, 1,528,083 securities are issuable upon the exercise of outstanding options. The weighted average contractual life of outstanding options is 7.6 years as of that date.

(2)	As of December 31, 2006, the weighted-average exercise price of outstanding options was $4.72 per share.

(3)	In connection with our IPO and the effectiveness of the 2006 Plan, the Board determined that no additional awards would be made under the 2001 Stock Option Plan. During the period from May 2006 through December 2006, the Board approved grants of 354,000 stock options and 213,000 shares of restricted stock, resulting in a remaining balance of 1,933,000 shares available for future issuance under the 2006 Plan as of December 31, 2006. In March 2007, the Board increased the total number of shares (including those included in column (a)) issuable under the 2006 Plan from 2,500,000 shares to 3,495,383 shares automatically pursuant to the evergreen provisions of the 2006 Plan.

(4)	As of December 31, 2006, 1,933,000 securities remain available for issuance under all of our equity compensation plans.

Potential Payments upon Termination or Change in Control

The terms of the employment agreements with each of our executive officers provide that we must pay certain severance benefits in the event such executive officer is terminated by us other than for cause or if the executive officer resigns with good reason. In addition, the terms of the employment agreements with each of our executive officers provide that we must make certain payments in the event such executive officer is terminated by us other than for cause or if the executive officer resigns with good reason within 24 months following a change in control of the company. The following table sets forth potential payments payable to our current executive officers upon termination of employment or a change in control, assuming their termination and/or the change in control occurred on December 31, 2006:

Peter L. Jensen, Chief Executive Officer and Chairman of the Board

Executive Benefits and Payments Upon Termination	Termination Without Cause; No Change in Control	Change in Control; No Termination	Termination Without Cause in connection with Change in Control
Compensation:
Base Salary (1)	$168,750		$398,433
Bonus (2)	$127,385		$127,385
Restricted Stock (3)	$55,006	$55,006	$55,006

Benefits and Perquisites:
Healthcare Benefits (4)	$16,296		$16,296
Outplacement Services	$15,000		$15,000
Accrued Vacation Pay	$20,770		$20,770

Total:	$403,207	$55,006	$632,890

(1)	In the event of Mr. Jensen’s termination without cause or resignation for good reason apart from a change in control of the Company, Mr. Jensen is entitled to a lump sum payment equal to 12 months of his current base salary of $168,750. In the event of Mr. Jensen’s termination without cause or resignation for good reason within 24 months of a change in control of the Company, he is entitled to a lump sum payment equal to the greater of (a) his current annual base salary of $168,750 through May 10, 2009, the end of the term of his employment agreement or (b) 12 months of his base salary.

(2)	In the event of Mr. Jensen’s termination without cause or resignation for good reason whether or not in connection with a change in control of the Company, he is entitled to a lump sum payment equal to the bonus paid to him in 2006.

(3)	In connection with a change in control of the Company, 100% of Mr. Jensen’s unvested stock awards immediately become vested. Assumes the date of change in control is December 31, 2006 (assuming a calendar fiscal year end) and the price per share of our Common Stock on the date of change in control is $6.77 per share.

(4)	Mr. Jensen is entitled to 12 months of healthcare benefits.

Michael M. Stark, President and Chief Operating Officer

Executive Benefits and Payments Upon Termination	Termination Without Cause; No Change in Control	Change in Control; No Termination	Termination Without Cause in connection with Change in Control
Compensation:
Base Salary (1)	$162,500		$162,500
Stock Options (2)	—
Restricted Stock (3)	—	$1,354,000	$1,354,000

Benefits and Perquisites:
Healthcare Benefits (4)	$21,708		$21,708
Outplacement Services	$15,000		$15,000
Accrued Vacation Pay	$4,808		$4,808

Total:	$204,016	$1,354,000	$1,558,016

(1)	In the event of Mr. Stark’s termination without cause or resignation for good reason whether or not in connection with a change in control of the Company, he is entitled to a lump sum payment equal to six months of his current base salary of $325,000.

(2)	In connection with a change in control of the company, 100% of Mr. Stark’s unvested stock options immediately become vested. The exercise price of these stock options is $8.35 per share. Assuming that the date of a change in control is December 31, 2006, and the price per share of our Common Stock on the date of change in control is $6.77 per share, the stock options have no value as of that date, since the assumed market price of the Common Stock is lower than the exercise price of the options.

(3)	In connection with a change in control of the Company, 100% of Mr. Stark’s unvested stock awards immediately become vested. Assumes the date of change in control is December 31, 2006 (assuming a calendar fiscal year end) and the price per share of our Common Stock on the date of change in control is $6.77 per share.

(4)	Mr. Stark is entitled to six months of healthcare benefits.

Thomas C. Tekulve, Chief Financial Officer, Treasurer, Chief Administrative Officer and Secretary

Executive Benefits and Payments Upon Termination	Termination Without Cause; No Change in Control	Change in Control; No Termination	Termination Without Cause in connection with Change in Control
Compensation:
Base Salary (1)	$151,250		$357,114
Bonus (2)	$100,000		$100,000
Restricted Stock (3)	$33,004	$33,004	$33,004
Benefits and Perquisites:
Healthcare Benefits (4)	$18,984		$18,984
Outplacement Services	$15,000		$15,000
Accrued Vacation Pay	$10,763		$10,763

Total:	$329,001	$33,004	$534,865

(1)	In the event of Mr. Tekulve’s termination without cause or resignation for good reason apart from a change in control of the Company, Mr. Tekulve is entitled to a lump sum payment equal to 12 months of his current base salary of $151,250. In the event of Mr. Tekulve’s termination without cause or resignation for good reason within 24 months of a change in control of the Company, he is entitled to a lump sum payment equal to the greater of (a) his current annual base salary of $151,250 through May 10, 2009, the end of the term of the employment agreement or (b) 12 months of his base salary.

(2)	In the event of Mr. Tekulve’s termination without cause or resignation for good reason whether or not in connection with a change in control of the Company, he is entitled to a lump sum payment equal to the bonus paid to him for service during 2006.

(3)	In connection with a change in control of the Company, 100% of Mr. Tekulve’s unvested stock awards immediately become vested. Assumes the date of change in control is December 31, 2006 (assuming a calendar fiscal year end) and the price per share of our Common Stock on the date of change in control is $6.77 per share.

(4)	Mr. Tekulve is entitled to 12 months of healthcare benefits.

Other Terms of Employment Agreements

In addition to the salary, bonus, severance and change in control payment provisions discussed above, the executive officer employment agreements contain customary non-competition and non-solicitation covenants on the part of the executives. The terms of the employment agreements also prohibit the executives from disclosing our confidential information and require the executives to return all of our confidential information to us upon the expiration or termination of employment.

Mr. Tekulve’s agreement provides that, to the extent we form and capitalize a subsidiary related to the BIONExchange process, we will grant him an option to purchase 1.5% of the shares of such subsidiary. We granted such an option to Mr. Tekulve in 2006.

Retirement and Other Benefit Plans

401(k) Plan

The 401(k) Plan has qualified as an employee retirement plan under Section 401(a) and 401(k) of the Code. Participation is optional for employees once they are eligible to participate.

2006 Equity Incentive Award Plan

In May 2006, we adopted our 2006 Equity Incentive Award Plan (the “2006 Plan”). The principal purpose of the 2006 Plan is to provide incentives for our officers, employees and consultants, as well as the officers, employees and consultants of any of our subsidiaries. We believe that grants of options, restricted stock and other awards will stimulate their personal and active interest in our development and financial success, and induce them to remain in our employ or continue to provide services to us. In addition to awards made to officers, employees or consultants, the 2006 Plan permits us to grant options to our directors.

Under the 2006 Plan, 2,500,000 shares of our Common Stock (or the equivalent in other equity securities) were reserved initially for issuance upon exercise of options, stock appreciation rights, or SARs, and other awards, or upon vesting of restricted stock awards or restricted stock units. As of December 31, 2006, options to purchase 354,000 shares of our Common Stock and 213,000 shares of restricted stock had been granted under the 2006 Plan. These options were exercisable at a weighted average price of $8.32 per share.

In addition, the 2006 Plan contains an evergreen provision that allows for an annual increase in the number of shares available for issuance under the plan on January 1 of each year during the ten-year term of the 2006 Plan, beginning on January 1, 2007. Under this evergreen provision, the annual increase in the number of shares shall be equal to the least of:

•	5.0% of our outstanding capital stock on the first day of the relevant fiscal year;

•	1,000,000 shares; and

•	an amount determined by our board of directors.

In no event shall the number of shares of our Common Stock that may be issued or transferred pursuant to awards under the 2006 Plan exceed an aggregate of 12,500,000 shares. The total number of shares of our Common Stock that may be issued under the 2006 Plan increased by 995,383 shares to 3,495,383 shares automatically pursuant to the evergreen provisions of the 2006 Plan.

No individual may be granted awards under the 2006 Plan representing more than 2,000,000 shares in any calendar year.

The principal features of the 2006 Plan are summarized below. This summary is qualified in its entirety by reference to the text of the 2006 Plan, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Administration. The Committee administers the 2006 Plan. To administer the 2006 Plan, the Committee must consist of at least two members of our board of directors, each of whom is an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, a non-employee director for purposes of Rule 16b-3 under the Exchange Act, and an independent director under the Nasdaq listing standards.

Subject to the terms and conditions of the 2006 Plan, the Committee has the authority to select the persons (except for non-employee directors) to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2006 Plan. The Committee also is authorized to adopt, amend or rescind rules relating to administration of the 2006 Plan. Our board of directors may at any time abolish the Committee and revest in itself the authority to administer the 2006 Plan. Our entire Board will administer the 2006 Plan with respect to awards to non-employee directors.

Eligibility. Options, SARs, restricted stock and other awards under the 2006 Plan may be granted to individuals who are then our officers or employees or are the officers or employees of any of our subsidiaries. Such awards also may be granted to our directors and consultants. Only employees may be granted incentive stock options, or ISOs.

Awards. The 2006 Plan provides that the Committee (or the Board, in the case of awards to non-employee directors) may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•

Nonqualified Stock Options, or NQSOs, will provide for the right to purchase shares of our Common Stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the Committee or the Board, in the case of awards to non-employee directors) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the Committee. NQSOs may be granted for any term specified by the Committee (or the Board, in the case of awards to non-employee directors).

•

Incentive Stock Options, or ISOs, will be designed to comply with the provisions of the Internal Revenue Code and will be subject to specified restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2006 Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

•

Restricted Stock may be granted to participants and made subject to such restrictions as may be determined by the Committee (or the Board, in the case of awards to non-employee directors). Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred, until such restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends, if any, prior to the time when the restrictions lapse, however, extraordinary dividends will be placed in escrow, and will not be released until restrictions are removed or expire.

•

Restricted Stock Units may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the Committee (or the Board, in the case of awards to non-employee directors). Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•

Stock Appreciation Rights may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our Common Stock over the exercise price of the related option or other award, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Internal Revenue Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Internal Revenue Code, there are no restrictions specified in the 2006 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Committee (or the Board, in the case of awards to non-employee directors) in the SAR agreements. The Committee (or the Board, in the case of awards to non-employee directors) may elect to pay SARs in cash or in Common Stock or in a combination of both.

•

Dividend Equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

•

Performance Awards may be granted by the Committee (or the Board, in the case of awards to non-employee directors) on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in Common Stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon increases in the price of our Common Stock over a predetermined period. Performance awards also may include bonuses that may be granted by the Committee (or the Board, in the case of awards to nonemployee directors) on an individual or group basis and which may be payable in cash or in Common Stock or in a combination of both.

•

Stock Payments may be authorized by the Committee (or the Board, in the case of awards to non-employee directors) in the form of Common Stock or an option or other right to purchase common stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the key employee or consultant.

Corporate Transactions. In the event of a change of control where the acquirer does not assume or replace awards granted under the 2006 Plan, awards issued under the 2006 Plan will be subject to accelerated vesting such that 100% of such award will become vested and exercisable or payable, as applicable.

In addition, the Committee may make appropriate adjustments to awards under the Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards. Under the 2006 Plan, a change of control is generally defined as:

•	the transfer or exchange in a single or series of related transactions by our stockholders of more than 50% of our voting stock to a person or group;

•

the replacement of two-thirds of the incumbent members of the Board with new directors whose nominations have not been approved by an affirmative vote of the incumbent members or their nominees during any two-year period;

•

a merger or consolidation in which we are a party, other than a merger or consolidation which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities;

•	the sale, exchange, or transfer of all or substantially all of our assets; or

•	our liquidation or dissolution.

Securities Laws and Federal Income Taxes. The 2006 Plan is designed to comply with various securities and federal tax laws as follows:

•

Securities Laws. The 2006 Plan is intended to conform to all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including without limitation, Rule 16b-3. The 2006 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

•

General Federal Tax Consequences. Under current federal laws, in general, recipients of awards and grants of NQSOs, SARs, restricted stock, restricted stock units, dividend equivalents, performance awards, and stock payments under the plan are taxable under Section 83 of the Internal Revenue Code upon their receipt of common stock or cash with respect to such awards or grants and, subject to Section 162(m) of the Internal Revenue Code, we will be entitled to an income tax deduction with respect to the amounts taxable to such recipients. However, Section 409A of the Internal Revenue Code sets forth certain new requirements for non-qualified deferred compensation arrangements. Some types of awards under the 2006 Plan are subject to the requirements of Section 409A, in form and in operation. For example, the following types of awards will be subject to Section 409A: restricted stock unit awards and other awards that provide for deferrals of compensation. If a plan award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Under Sections 421 and 422 of the Internal Revenue Code, recipients of ISOs are generally not taxable on their receipt of common stock upon their exercises of ISOs if the ISOs and option stock are held for specified minimum holding periods and, in such event, we are not entitled to income tax deductions with respect to such exercises. Participants in the 2006 Plan will be provided with detailed information regarding the tax consequences relating to the various types of awards and grants under the 2006 Plan.

•

Section 162(m) Limitation. In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Internal Revenue Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” established by an independent compensation committee that is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the 2006 Plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. Specifically, the option exercise price must be equal to or greater than the fair market value of the stock subject to the award on the grant date. Under a Section 162(m) transition rule for compensation plans of corporations which are privately held and which become publicly held in an initial public offering, the 2006 Plan will not be subject to Section 162(m) until a specified transition date, which is the earlier of:

•	the material modification of the 2006 Plan;

•	the issuance of all employer stock and other compensation that has been allocated under the 2006 Plan; or

•	the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs.

After the transition date, rights or awards granted under the 2006 Plan, other than options and SARs, will not qualify as “performance-based compensation” for purposes of Section 162(m) unless such rights or awards are granted or vest upon pre-established objective performance goals, the material terms of which are disclosed to and approved by our stockholders. Thus, we expect that such other rights or awards under the plan will not constitute performance-based compensation for purposes of Section 162(m).

We have attempted to structure the 2006 Plan in such a manner that, after the transition date the compensation attributable to stock options and SARs which meet the other requirements of Section 162(m) will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue.

2001 Stock Option Plan

We initially adopted the 2001 Stock Option Plan (the “2001 Plan”) in August 2001. As amended to date, we have reserved a total of 2,100,000 shares of our Common Stock for issuance under the 2001 Plan. As of December 31, 2006, options to purchase a total of 290,000 shares of our Common Stock had been exercised and options to purchase 984,083 shares of our Common Stock were outstanding under the 2001 Plan. As of December 31, 2006, these outstanding options were exercisable at a weighted average exercise price of $3.55 per share.

The principal features of the 2001 Plan are summarized below:

No Further Grants. No additional awards may be granted under the 2001 Plan.

Administration. The Committee administers the 2001 Plan. Subject to the terms and conditions of the 2001 Plan, the Committee has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2001 Plan. The Committee also is authorized to adopt, amend or rescind rules relating to administration of the 2001 Plan. The Board at any time may abolish the Committee and revest in itself the authority to administer the 2001 Plan.

Eligibility. Options under the 2001 Plan were granted to individuals who were then our officers, employees or consultants or were the officers, employees or consultants of any of our subsidiary corporations. Such awards were also granted to our directors. Only employees may be granted ISOs.

Awards. The 2001 Plan provides that the Board may grant or issue stock options. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•	Nonqualified Stock Options provide for the right to purchase shares of our Common Stock at a specified price which may be no less than 100% of the fair market value on the date of grant, and usually will become exercisable (at the discretion of the Committee) in one or more installments after the grant date, subject to the participant’s continued employment with us and/or subject to the satisfaction of our performance targets and individual performance targets established by the Committee. Under the 2001 Plan, in the case of an NQSO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2001 Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant. NQSOs may be granted for a maximum 10 year term.

•

Incentive Stock Options are designed to comply with the provisions of the Internal Revenue Code and will be subject to specified restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of Common Stock on the date of grant, may be granted only to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within the 10 years after the date of grant, but may be modified subsequently to disqualify them from treatment as ISOs. Under the 2001 Plan, in the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2001 Plan, as amended and restated, provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

Corporate Transactions. In the event of (i) a change of control, (ii) a merger or consolidation in which we are not the surviving corporation, or (iii) the sale of all or substantially all of our assets or stock, all NQSOs and ISOs awarded under the 2001 Plan will vest immediately and become exercisable as of the date of the consummation of such event.

Securities Laws and Federal Income Taxes. The 2001 Plan is also designed to comply with various securities and federal tax laws as described above in connection with the 2006 Plan.

2006 Employee Stock Purchase Plan

In May 2006, we adopted our 2006 Employee Stock Purchase Plan (the “2006 Purchase Plan”). The Board will determine when the 2006 Purchase Plan will become effective. The 2006 Purchase Plan is designed to allow our eligible employees to purchase shares of Common Stock with their accumulated payroll deductions.

We initially reserved a total of 500,000 shares of our Common Stock for issuance under the 2006 Purchase Plan. The 2006 Purchase Plan provides for an annual increase to the shares of Common Stock reserved under the 2006 Purchase Plan on each January 1 during the 10-year term of the 2006 Purchase Plan, beginning on January 1, 2007, equal to the least of:

•	1.0% of our outstanding shares on the applicable January 1;

•	250,000 shares; or

•	A lesser amount determined by the Board.

Individuals scheduled to work more than 20 hours per week for more than five calendar months per year may join an offering period on the first day of the offering period. The Board has not yet made any decision to increase the size of the 2006 Purchase Plan.

Participants may contribute up to 20% of their cash earnings through payroll deductions, and the accumulated deductions will be applied to the purchase of shares on each purchase date. The purchase price per share will be determined by the administrator of the 2006 Purchase Plan and will not be less than 85% of the market value per share on the first day of the offering period or the purchase date, whichever is lower.

The 2006 Purchase Plan will terminate no later than the 10th anniversary of the 2006 Purchase Plan’s initial adoption by the Board. The Company made no offering under the 2006 Purchase Plan during 2006.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

(Item 2 on Proxy Card)

General

We are asking the stockholders to ratify the Audit Committee’s appointment of Singer Lewak Greenbaum & Goldstein, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. The firm is a registered public accounting firm with the Public Accounting Oversight Board (“PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Basin Water’s and its stockholders’ best interests.

Singer Lewak Greenbaum & Goldstein, LLP representatives are expected to attend the 2007 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of Singer Lewak Greenbaum & Goldstein, LLP as the Company’s independent registered public accounting firm for 2007.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007

Independent Registered Public Accounting Firm Fees and Services

The following is a summary of the fees billed to Basin Water by Singer Lewak Greenbaum & Goldstein, LLP for professional services rendered for the fiscal years ended December 31, 2006 and December 31, 2005:

Fee Category	Fiscal 2006 Fees		Fiscal 2005 Fees
Audit and Audit Related Fees	$274,000	(1)	$389,000
Tax Fees	—	(2)	—
All Other Fees	—	(3)	—

Total Fees	$274,000		$389,000

(1)	Fees for audit services consist of the fees associated with the annual audit, fees related to our initial public offering, including review of Form S-1, and fees for quarterly SAS 100 reviews and reviews of Form 10-Q subsequent to our initial public offering. Singer Lewak Greenbaum & Goldstein, LLP did not receive any audit related fees from the Company for either of the fiscal years ended December 31, 2006 or 2005.

(2)	Singer Lewak Greenbaum & Goldstein, LLP did not receive any tax fees from the Company for either of the fiscal years ended December 31, 2006 or 2005.

(3)	Singer Lewak Greenbaum & Goldstein, LLP did not receive any other fees from the Company for either of the fiscal years ended December 31, 2006 or 2005.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has, by resolution, adopted policies and procedures regarding the pre-approval of the performance by Singer Lewak Greenbaum & Goldstein, LLP of certain audit and non-audit services. Singer Lewak Greenbaum & Goldstein, LLP may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. All services described above were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The following report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act, except to the extent the Company specifically incorporates this report by reference.

The Audit Committee (the “Audit Committee”) was formed in connection with the Company’s IPO process in February 2006. Prior to that time, the functions now delegated to the Audit Committee were performed by Basin Water’s Board of Directors. The initial members of the Audit Committee were Messrs. Fryling, Ball and Watt. The Audit Committee is comprised of three non-employee directors and operates under a written charter, adopted by the Board, which is posted on the Investor Relations section of the Company’s website at www.basinwater.com. We believe the charter is in compliance with SEC regulations and the NASDAQ listing standards.

The primary purposes of the Audit Committee are to assist the Board in fulfilling its responsibility to oversee (i) the integrity of the financial statements of Basin Water, (ii) the independent registered public accountants’ qualifications, independence and performance and (iii) the audit of Basin Water’s financial statements. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of the independent registered public accountants. The independent registered public accountants report directly to the Audit Committee.

Management has the primary responsibility for the preparation of the financial statements and the reporting process. The Company’s management has represented to the Audit Committee that the financial statements for the fiscal year ended December 31, 2006 were prepared in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing these financial statements. In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements with management and the independent registered public accountants. The Audit Committee discussed with management the critical accounting policies applied by the Company in the preparation of its financial statements. The Audit Committee also discussed with the Company’s management the process for certifications by the Chief Executive Officer and Chief Financial Officer. The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

In addition, the Audit Committee received from the independent registered public accountants the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also evaluated whether the independent registered public accountants’ provision of non-audit services to the Company was compatible with the auditor’s independence and determined it was compatible.

In November 2006, Mr. Katzmann was appointed to the Audit Committee, upon Mr. Watt’s resignation. The Board determined that Messrs. Ball and Fryling meet the independence requirements of Rule 10A-3 of the Exchange Act and applicable NASDAQ independence rules.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in Basin Water’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Victor J. Fryling (Chair)

Russell C. Ball III

Scott A. Katzmann

April 13, 2007

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxies will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. Discretionary authority for them to do so is contained in the proxy.

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of this Proxy Statement and Annual Report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our Proxy Statement and Annual Report. If you would like to opt out of this practice for future mailings and receive separate Proxy Statements and Annual Reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate Proxy Statement or Annual Report without charge by sending a written request to Basin Water, Inc., 8731 Prestige Court, Rancho Cucamonga, CA 91730, Attention: Investor Relations or by contacting the Company at (909) 481-6800. We will promptly send additional copies of the Proxy Statement or Annual Report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the Proxy Statement or Annual Report can request delivery of a single copy of the Proxy Statement or Annual Report by contacting their broker, bank or other intermediary or sending a written request to the Company at the address above.

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2006 is being mailed to all stockholders of record with this Proxy Statement. The Annual Report to Stockholders does not constitute, and should not be considered, a part of this proxy solicitation material.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC, is available without charge upon written request to:

Basin Water, Inc.

8731 Prestige Court

Rancho Cucamonga, CA 91730

Attention: Investor Relations

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting, may request reasonable assistance or accommodation from the Company by contacting Basin Water, Inc., 8731 Prestige Court, Rancho Cucamonga, CA 91730, or at (909) 481-6800. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by April 30, 2007.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By Order of the Board of Directors,

Thomas C. Tekulve

Secretary

BASIN WATER, INC.

8731 Prestige Court

Rancho Cucamonga,

California 91730

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter L. Jensen and Thomas C. Tekulve; and each of them, attornies and proxies of the undersigned, each with power of substitution, to represent and vote, as designated on the reverse side, all eligible shares of common stock of Basin Water, Inc. (the “Company”), held of record by the undersigned at the 2007 Annual Meeting of Stockholders of the Company, to be held on Thursday, May 10, 2007 at 10:00 a.m., Pacific Daylight Time, at the Company’s corporate office, located at 8731 Prestige Court, Rancho Cucamonga, California 91730, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN BUT THE PORXY IS SIGNED, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR PROPOSAL 2.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

Basin Water, Inc.

May 10, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

20230000000000000000 0 051007

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of two Class I Directors to hold office for three-year terms expiring at the annual meeting of stockholders to be held in 2010 or until their respective successors are elected and qualified.

NOMINEES:

FOR ALL NOMINEES Peter L. Jensen

Keith R. Solar

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

FOR AGAINST ABSTAIN

2. To ratify the appointment of Singer Lewak Greenbaum & Goldstein, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and all adjournments or postponements thereof.

This proxy, when properly executed, will be voted according to your instructions. If no instructions are given but the proxy is signed, this proxy will be voted FOR the elections of all nominees to the Board of Directors and FOR proposal 2.

References to “Basin Water,” the “Company,” “we,” “us,” or “our” in this notice and the accompanying proxy statement refer to Basin Water, Inc. and its affiliates unless otherwise indicated.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.